EXHIBIT 99.1

BM Technologies, Inc.

BM Technologies Reports Record Second Quarter Results for Q2 2022

1H 2022 Net Income of $8.4 Million; Record Core EBITDA1 of $15.1 Million
Q2 2022 Average Serviced Deposits Increased 29% Year over Year

Radnor, PA., August 16, 2022 — BM Technologies, Inc. (NYSE American: BMTX) (“BM Technologies,” “BMTX,” “we,” or the “Company”) one of the largest digital banking platforms and banking-as-a-service (BaaS) providers in the country, today reported results for the three and six months ended June 30, 2022. Comparative results reflect the restatement of 2021 financial results and, therefore, differ from previously reported financials.

Luvleen Sidhu, BMTX’s Chair and Chief Executive Officer commented, "We had a strong first half of 2022, with a record $15.1M of EBITDA, an increase of 8% from last year despite the absence of last year's stimulus tailwind and this year's macro environment. Sidhu continued "We are also excited to share we have now signed a contract with a significant new BaaS partner and look forward to building this relationship. As we continue through 2022, our top strategic priority remains completing our merger with First Sound Bank."

SECOND QUARTER FINANCIAL HIGHLIGHTS
•Q2 2022 revenues increased 3% to $23.0 million from $22.4 million in Q2 2021.
•Q2 2022 net income totaled $4.5 million, or $0.35 per diluted share, which includes a $5.6 million noncash gain on the revaluation of the private warrant liability. 1H 2022 net income totaled $8.4 million or $0.67 per diluted share which includes a $8.3 million noncash gain on the revaluation of the private warrant liability.
•Q2 2022 core earnings1 increased 184% from the year-ago period to $1.9 million, or $0.15 per diluted share. 1H 2022 core earnings1 increased 30% from the year-ago period to $6.3 million, or $0.50 per diluted share.
•Q2 2022 core EBITDA1 increased 16% to $5.9 million from $5.0 million in Q2 2021. Core EBITDA1 margin increased to 25% in Q2 2022 from 22% in Q2 2021. 1H 2022 core EBITDA1 increased to $15.1 million from $14.0 million in 1H 2021.
•The Company had a cash balance of $32.5 million at June 30, 2022.

BUSINESS HIGHLIGHTS
•Average serviced deposits totaled $2.0 billion in Q2 2022; a 29% increase compared to Q2 2021. Average new business serviced deposits increased $0.5 billion to $1.5 billion from $1.0 billion in Q2 2021.
•Debit card spend was $0.7 billion in Q2 2022 and $1.5 billion in the first half of 2022, a decrease of -12% compared to the first half of 2021 given the absence of stimulus in the current period, and economic factors in the current period.
•Revenue per 90-day active account increased 13% year over year to approximately $49 in Q2 2022.
•Approximately 100 thousand new accounts opened in the second quarter 2022 and approximately 215 thousand in the first half of 2022.
•Higher Education Organic Deposits (deposits that are not part of a school disbursement and are indicative of primary banking behavior) for the three and six months ended June 30, 2022 totaled $418 million and $925 million, respectively.
•BMTX signed agreements with 10 new colleges and universities year to date in 2022, providing approximately 55 thousand additional students access to BankMobile Disbursements and the BankMobile Vibe checking account. In addition, BMTX has signed six colleges and universities up for its new Vendor Pay offering in 2022.
1 Metrics such as core EBITDA and core earnings are Non-GAAP measures which exclude certain items; a reconciliation appears on page 8 and 9 of this release.

•The Company's merger application with First Sound Bank (“FSB”) has been filed and integration plans are ongoing. The merger is still targeted to close before year-end.
•The Company commenced development work to provide technology and program management to a significant new BaaS partner which is expected to launch in 2023
•The Company engaged KPMG as its new independent audit firm in July 2022 and expects to file its Q2 2022 10-Q within the permissible 12b-25 5-day extension, which will bring the company's filings current.

FINANCIAL HIGHLIGHTS

	Q2	Q1	Q4	Q3[1]	Q2[1]	YoY Change
(dollars in thousands)	2022	2022	2021	2021	2021	$	%
Interchange & card revenue	$5,315	$6,643	$6,548	$6,530	$6,756	$(1,441)	(21)%
Deposit servicing fees	13,295	14,192	13,331	11,824	10,579	2,716	26%
Account fees	2,207	2,555	2,696	2,568	2,618	(411)	(16)%
University fees	1,446	1,603	1,563	1,475	1,331	115	9%
Other revenue	745	54	1,121	445	1,119	(374)	(33)%
Total GAAP Oper. Revenues	23,008	25,047	25,259	22,842	22,403	$605	3%

Total GAAP Oper. Expenses	$23,227	$22,084	$24,355	$20,594	$22,714	$513	2%
Less: merger expense	(1)	(289)	(65)	—	—	(1)	100%
Less: non-cash equity compensation	(3,052)	(2,919)	(3,386)	(2,419)	(2,399)	(653)	27%
Less: depreciation and amortization	(3,030)	(3,073)	(3,105)	(2,946)	(2,950)	(80)	3%
Core OpEx (Excl. Dep/Amor)	17,144	15,803	17,799	15,229	17,365	$(221)	(1)%

Core EBITDA	$5,864	$9,244	$7,460	$7,613	$5,038	$826	16%
Core EBITDA Margin	25%	37%	30%	33%	22%
1Restated. See “Restatement of 2021 Quarterly Financials” herein.

BUSINESS UPDATE

BMTX, a financial technology company, is in the business of providing state-of-the-art technologies to attract and serve millions of Americans and provide them access to superior banking experiences. It continues to invest in its low-cost acquisition model and proprietary API driven platform to offer a full suite of financial services products. The Company operates in three verticals: 1) higher education and student banking, 2) Banking-as-a-Service ("BaaS" or "white label banking"), and 3) niche Direct to Consumer (D2C).

Higher Education & Student Banking

During the second quarter of 2022 the Company retained 99% of higher education institutions and disbursed $2.0 billion in refunds to students. Refunds disbursed to students in the first half of 2022 totaled $6.9 billion, an increase of 7% from the first half of 2021. For the three and six months ended June 30, 2022, $0.2 billion and $0.8 billion, respectively, of these disbursements were deposited into BankMobile Vibe Accounts held at the Company's Partner Bank. Organic deposits (deposits that are not part of a school disbursement) for the three and six months ended June 30, 2022 totaled $418 million and $925 million, respectively. The average balance per active account in the second quarter was stable year over year at approximately $1,709 and the spend per active account decreased 11% to approximately $1,745 given stimulus benefits in the year-ago period and perhaps impact of the current economic environment. The number of positive balance savings accounts increased approximately 13% year over year. The Company has found that savings account customers are more engaged and loyal customers.

Additionally, BMTX signed agreements with 10 new colleges and universities to date in 2022, providing approximately 55 thousand additional students access to BankMobile Disbursements and the BankMobile Vibe checking account, and has signed six colleges and universities up for its new Vendor Pay offering in 2022.

New Business (includes Banking-as-a-Service ("BaaS")/"white label banking" and niche D2C)

In the Company's BaaS vertical, its API-first2 platform design allows clients to consult and collaborate with BMTX as they create, implement, and execute their embedded finance vision. The Company's proprietary and flexible platform enables BMTX to go to market quickly, integrate with partners easily, and add features well ahead of our competition. A key part of the Company’s Banking-as-a-Service (BaaS) strategy, driven by its API technology, is to partner with large, well-known brands in delivering financial services through a partner bank, and the Company continues to actively work a pipeline of prospective new banking-as-a-service ("white label") clients to offer a suite of financial services products through its proprietary technology stack.

As previously disclosed during the 2022 second quarter, the Company achieved a key milestone with the execution of a term sheet to provide technology to a significant new BaaS partner. Since then, BMTX and the BaaS partner have moved from term sheet to a signed contract. This new BaaS partner has global operations and tens of millions of U.S. customers. BMTX was awarded this relationship through a competitive RFP process, underscoring the competitiveness of its BaaS offering in the marketplace. With the addition of this partner, the company has expanded its roster of large well-known brand name partners. This relationship may become even more valuable if the Company is able to vertically integrate this new partnership with the addition of a banking charter. To protect this partner’s launch strategy, the Company will not identify the partner by name until commercial launch, which is expected to occur in early 2023, but the Company began development work with this partner in the second quarter and expects to perform additional work through the remainder of this year. 3

In Q2 2022, New Business average serviced deposits increased by $0.5 billion from Q2 2021. Over the same period, debit card spend decreased 5%, given stimulus benefits in the year-ago period. In Q2 2022, annualized debit card spend for highly active users (those with both direct deposit and a minimum of five customer driven transactions per month) was approximately $17,200 and average deposit balance per account was approximately $4,300. This very attractive cohort makes up approximately 17% of active accounts, compared to 16% in the second quarter of 2021. The recent increase in market rates has resulted in some reduction of more rate sensitive deposits, but balances have stabilized somewhat since we adjusted deposit pricing in July. Deposits may fluctuate in future periods depending on interest rates. The Company believes reducing rate sensitive deposits in our portfolio increases our franchise value and will benefit us as we become a bank.

With regards to the niche D2C strategy, the Company continues to have high conviction that there is market need and value in executing a targeted D2C strategy to underserved affinity groups. This will include continuing to focus on an employee demographic but also extend beyond that. We plan to execute on this vertical after we become a bank.

EARNINGS WEBCAST

The Company will host a live webcast to discuss its second quarter results at 9:00am ET on Tuesday, August 16, 2022. The webcast can be accessed via its investor relations site (ir.bmtxinc.com) by clicking on "Events & Presentations", then "Events Calendar," and following the link under "Upcoming Events".

An updated version of BMTX’s investor presentation will be posted on the Company’s Investor Relations website at ir.bmtxinc.com.

RESTATEMENT OF 2021 QUARTERLY FINANCIALS

Financials for the periods ended March 31, 2021, June 30, 2021, and September 30, 2021 reported in this earnings release reflect the company's restatement of past periods as discussed in the company's annual report filed on Form 10K on May 10, 2022, and differ from previously reported financials. The restatement had no cumulative effect on the Company’s previously reported revenues, Core
2 Application Programming Interface (API)
3 Although this partnership could be of significant future benefit to BM Technologies, there can be no assurances that this relationship will be expanded to other products or services, including those that would be possible with the potential addition of a bank charter.

EBITDA4, total cash balance, total assets, total liabilities, total equity, net working capital, net cash flows from operating activities, investing activities, or financing activities. Similarly, this correction had no impact on the Company’s operations or its underlying business fundamentals.

Contact Information
Investors:
Bob Ramsey, CFA
Chief Financial Officer
571-236-8851
rramsey@bmtx.com

Media Inquiries:
Brigit Hennaman
Rubenstein Public Relations, Inc.
212-805-3005
bhennaman@rubensteinpr.com

ABOUT BM TECHNOLOGIES, INC.

BM Technologies, Inc. (NYSE American: BMTX)—formerly known as BankMobile—is among the largest digital banking platforms and Banking-as-a-Service (BaaS) providers in the country, providing access to checking and savings accounts, personal loans, credit cards, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. The BM Technologies (BMTX) digital banking platform employs a multi-partner distribution model, known as "Banking-as-a-Service" (BaaS), that enables the acquisition of customers at higher volumes and substantially lower expenses than traditional banks while providing significant benefits to its customers, partners, and business. BM Technologies (BMTX) currently has approximately two million accounts and provides disbursement services at approximately 750 college and university campuses (covering one out of every three college students in the U.S.). BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can be found at www.bmtx.com.

BMTX has signed a definitive agreement to merge with First Sound Bank, a Seattle, Washington-based business bank. The combined company will be a fintech-based bank focused on serving customers digitally nationwide. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close in the second half of 2022.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements may be identified through the use of words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” will,” “should,” “plan,” “continue,” “potential” and “project” or the negative of these terms or other similar words and expressions, and in this press release include our expectations regarding the First Sound merger, the development of our relationship with a significant new BaaS partner and the expected filing date of our 2022 second quarter Form 10-Q. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to: (1) the ability of BMTX to obtain required governmental approvals of the First Sound acquisition, (2) the occurrence of any event, change or other circumstances that could give rise to a delay in closing the First Sound acquisition or the termination of the acquisition agreement, (3) the failure of the closing conditions in the First Sound acquisition agreement to be satisfied, or any unexpected delay in closing the acquisition, (4) the risks relating to the integration of First Sound’s operations into the operations of BMTX, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (5) the risk of expansion into new geographic or product markets, (6) the risk that we will be unable to expand our relationship with our new BaaS partner as we currently anticipate, and (7)
4 Metrics such as Core EBITDA and core earnings are Non-GAAP measures which exclude certain items; a reconciliation appears on page 8 and 9 of this release.

general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” and “Risk Factors” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other documents subsequently filed with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov.

Many of these factors are beyond the Company’s (and in the case of the prospective acquisition of First Sound, First Sound’s) ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and BMTX undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

BMTX qualifies all forward-looking statements by these cautionary statements.

Important Information About the Proposed Merger with First Sound Bank and Where to Find It

In connection with the proposed merger with First Sound Bank, the Company will file relevant materials with the SEC, including a definitive proxy statement for the Company’s shareholders. Promptly after filing the definitive proxy statement with the SEC, the Company will mail the proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT BMTX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FSB AND THE TRANSACTIONS. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the transactions (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to BM Technologies, Inc. at 201 King of Prussia Road, Suite 350, Wayne, PA 19087.

Participants in Solicitation

The Company and First Sound Bank and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of the Company common stock in respect of the proposed transactions. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s definitive proxy materials filed with the SEC in connection with its prospective 2022 annual meeting of shareholders scheduled to take place on June 15, 2022, filed with the SEC on May 2, 2022, as those materials were amended or supplemented on May 19, 2022. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transactions when it becomes available. These documents can be obtained free of charge from the sources indicated above.

UNAUDITED FINANCIAL STATEMENTS

BM TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) - UNAUDITED
(amounts in thousands, except earnings per share)

	Q2	Q1	Q4	Q3(1)	Q2(1)	Six Months Ended June 30,
	2022	2022	2021	2021	2021	2022	2021
Operating revenues:
Interchange and card revenue	$5,315	$6,643	$6,548	$6,530	$6,756	$11,958	$15,001
Servicing fees from Partner Bank	13,295	14,192	13,331	11,824	10,579	27,487	19,951
Account fees	2,207	2,555	2,696	2,568	2,618	4,762	5,279
University fees	1,446	1,603	1,563	1,475	1,331	3,049	2,655
Other revenue	745	54	1,121	445	1,119	799	3,719
Total operating revenues	23,008	25,047	25,259	22,842	22,403	48,055	46,605
Operating expenses:
Technology, communication, and processing	7,297	6,918	7,434	5,082	8,399	14,215	16,822
Salaries and employee benefits	10,380	9,482	10,781	9,137	9,560	19,862	18,116
Professional services	2,330	2,372	3,037	3,495	2,126	4,702	3,863
Provision for operating losses	1,839	1,602	1,622	1,067	1,401	3,441	2,730
Occupancy	368	307	83	188	369	675	678
Customer related supplies	221	230	340	831	269	451	644
Advertising and promotion	84	113	162	176	125	197	316
Merger and acquisition related expenses	1	289	65	—	—	290	—
Other expense	707	771	831	618	465	1,478	923
Total operating expenses	23,227	22,084	24,355	20,594	22,714	45,311	44,092
Income (loss) from operations	(219)	2,963	904	2,248	(311)	2,744	2,513
Non-operating expenses:
Gain (loss) on fair value of private warrant liability	5,641	2,644	(764)	6,043	(3,056)	8,285	11,947
Interest expense	—	—	—	—	(42)	—	(96)
Income before income tax expense	5,422	5,607	140	8,291	(3,409)	11,029	14,364
Income tax expense	950	1,643	1,491	1,167	1,382	2,593	3,095
Net income (loss)	$4,472	$3,964	$(1,351)	$7,124	$(4,791)	$8,436	$11,269

Weighted avg shares outstanding - basic	11,959	11,955	11,902	11,900	11,900	11,957	11,800
Weighted avg shares outstanding - diluted	12,615	12,233	11,902	11,904	11,900	12,595	13,791

Net Income (loss) per share - basic	$0.37	$0.33	$(0.11)	$0.60	$(0.40)	$0.71	$0.96
Net Income (loss) per share - diluted	$0.35	$0.32	$(0.11)	$0.60	$(0.40)	$0.67	$(0.05)
1Restated. See “Restatement of 2021 Quarterly Financials” herein.

BM TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(amounts in thousands, except share and per share data)

	June 30	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021(1)	2021(1)
ASSETS
Cash and cash equivalents	$32,484	$30,554	$25,704	$20,407	$19,589
Accounts receivable, net	7,081	10,199	9,194	9,834	11,399
Prepaid expenses and other assets	3,587	2,589	2,099	2,053	1,794
Total current assets	43,152	43,342	36,997	32,294	32,782
Premises and equipment, net	441	416	346	305	349
Developed software, net	25,997	27,669	28,593	31,692	34,155
Goodwill	5,259	5,259	5,259	5,259	5,259
Other intangibles, net	4,589	4,669	4,749	4,830	4,910
Other assets	53	316	398	575	749
Total assets	$79,491	$81,671	$76,342	$74,955	$78,204
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued liabilities	$8,531	$8,772	$6,947	$7,920	$13,506
Taxes payable	—	3,137	1,807	1,103	1,636
Current portion of operating lease liabilities	56	236	416	596	719
Deferred revenue, current	15,323	15,774	15,387	16,306	15,513
Total current liabilities	23,910	27,919	24,557	25,925	31,374
Non-current liabilities:
Operating lease liabilities	—	—	—	—	55
Deferred revenue, non-current	64	120	190	223	1,512
Liability for private warrants	2,628	8,268	13,614	12,850	18,893
Total liabilities	$26,602	$36,307	$38,361	$38,998	$51,834
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1	1	1	1	1
Additional paid-in capital	67,158	64,105	60,686	57,313	54,851
Accumulated deficit	(14,270)	(18,742)	(22,706)	(21,357)	(28,482)
Total shareholders’ equity	52,889	45,364	37,981	35,957	26,370
Total liabilities and shareholders' equity	$79,491	$81,671	$76,342	$74,955	$78,204
1Restated. See “Restatement of 2021 Quarterly Financials” herein.

NON-GAAP FINANCIAL RECONCILIATIONS - UNAUDITED

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. Core expenses and EBITDA exclude the effects of items the Company does not consider indicative of its core operating performance, including merger expenses, fair value mark to market income or expense associated with certain warrants, and non-cash share based compensation. Management believes the use of core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company's ongoing business performance. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

Reconciliation - GAAP Operating Expenses to Core Operating Expenses (in thousands):

	Q2	Q1	Q4	Q3[1]	Q2[1]	Six Months Ended June 30,
	2022	2022	2021	2021	2021	2022	2021
GAAP total expenses	$23,227	$22,084	$24,355	$20,594	$22,714	$45,311	$44,092
Less: merger expenses	(1)	(289)	(65)	—	—	(290)	—
Less: non-cash equity compensation	(3,052)	(2,919)	(3,386)	(2,419)	(2,399)	(5,971)	(5,538)
Core operating expenses incl. dep. and amor.	$20,174	$18,876	$20,904	$18,175	$20,315	$39,050	$38,554
Less: depreciation and amortization	(3,030)	(3,073)	(3,105)	(2,946)	(2,950)	(6,103)	(5,908)
Core operating expenses excl. dep. and amor.	$17,144	$15,803	$17,799	$15,229	$17,365	$32,947	$32,646
(1) Restated. See “Restatement of 2021 Quarterly Financials” herein.

Reconciliation - GAAP Net Income (Loss) to Core Net Income (Loss) (in thousands)

	Q2	Q1	Q4	Q3[1]	Q2[1]	Six Months Ended June 30,
	2022	2022	2021	2021	2021	2022	2021
GAAP net income (loss)	$4,472	$3,964	$(1,351)	$7,124	$(4,791)	$8,436	$11,269
Add: unrealized loss (gain) on FV of private warrant liability	(5,641)	(2,644)	764	(6,043)	3,056	(8,285)	(11,947)
Add: merger expenses	1	289	(65)	—	—	290	—
Add: non-cash equity compensation	3,052	2,919	3,386	2,419	2,399	5,971	5,538
Less: tax (@27%) on taxable non-core items	—	(78)	18	—	—	(78)	—
Core net income (loss)	$1,884	$4,450	$2,751	$3,500	$664	$6,334	$4,860
Diluted shares	12,615	12,233	11,902	11,904	11,900	12,595	13,791
Core diluted earnings (loss) per share	$0.15	$0.36	$0.23	$0.29	$0.06	$0.50	$0.35
(1) Restated. See “Restatement of 2021 Quarterly Financials” herein.

Reconciliation - GAAP Net Income to Core EBITDA (in thousands)

	Q2	Q1	Q4	Q3[1]	Q2[1]	Six Months Ended June 30,
	2022	2022	2021	2021	2021	2022	2021
GAAP net income (loss)	$4,472	$3,964	$(1,351)	$7,124	$(4,791)	$8,436	$11,269
Add: unrealized loss (gain) on FV of private warrant liability	(5,641)	(2,644)	764	(6,043)	3,056	(8,285)	(11,947)
Add: depreciation and amortization	3,030	3,073	3,105	2,946	2,950	6,103	5,908
Add: interest	—	—	—	—	42	—	96
Add: taxes	950	1,643	1,491	1,167	1,382	2,593	3,095
Add: non-cash equity compensation	3,052	2,919	3,386	2,419	2,399	5,971	5,538
Add: merger expenses	1	289	65	—	—	290	—
Core EBITDA	$5,864	$9,244	$7,460	$7,613	$5,038	$15,108	$13,959
(1) Restated. See “Restatement of 2021 Quarterly Financials” herein.

Key Performance Metrics - 5 Quarters

	Q2	Q1	Q4	Q3	Q2	YoY Change
	2022	2022	2021	2021	2021	$	%
Debit card POS spend ($ millions)
Higher education	$524	$666	$623	$617	$661	$(137)	(21)%
New business	158	153	154	156	167	(9)	(5)%
Total POS spend	$682	$819	$777	$773	$828	$(146)	(18)%

Serviced deposits ($ millions)
Higher education	$444	$632	$459	$808	$506	$(62)	(12)%
New business	1,349	1,553	1,382	1,253	1,063	286	27%
Total Ending Deposits	$1,793	$2,185	$1,841	$2,061	$1,569	$224	14%

Higher education	$513	$656	$642	$575	$573	$(60)	(10)%
New business	1,503	1,456	1,319	1,157	986	517	52%
Total Average Deposits	$2,016	$2,112	$1,961	$1,732	$1,559	$457	29%

Higher Education Metrics
Higher education retention	98.5%	99.0%	99.0%	99.3%	99.5%	(1.0)%	(1)%
FAR[1] disbursement amount ($B)	$2.0	$4.9	$2.9	$4.1	$2.3	$(0.2)	(10)%
Organic deposits[2] ($M) - higher education	$418	$507	$511	$468	$566	$(148)	(26)%
1FAR disbursements are Financial Aid Refund disbursements from a higher education institution.
2Organic Deposits are all higher education deposits excluding any funds disbursed directly from the school.